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Exhibit 21.1

Subsidiaries

Theravance Biopharma US, Inc. (Delaware)
Theravance Biopharma Antibiotics, Inc. (Cayman Islands)
Theravance Biopharma R&D, Inc. (Cayman Islands)
Theravance Biopharma UK Limited (England and Wales)
Theravance Biopharma Ireland Limited (Ireland)
Theravance Biopharma Cayman Holdings, Inc. (Cayman Islands)
Theravance Biopharma R&D IP LLC (Delaware)
Theravance Biopharma Antibiotics IP LLC (Delaware)

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  Exhibit 21.1
Subsidiaries